Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-51270 and 333-63748) and on Form S-8 (Nos. 333-96771, 333-41801, 333-63604, 333-61497 and 333-47586) of Salix Pharmaceuticals, Ltd., of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Raleigh, North Carolina

March 26, 2003